E1822817NW 1 Home Office: Cincinnati, Ohio Administrative Office: [P.O. Box 5423, Cincinnati, OH 45201-5423] SPDR GOLD SHARES GROWTH INDEXED STRATEGY Crediting Strategy Endorsement Index Gain Subject to a Maximum Gain for the Term Index Loss Subject to 10% Maximum Loss for the Term Bailout Feature Gain or Loss Each day, the value of the Strategy includes the Vested Gain or Loss for the Term. Vested Gain or Loss is calculated on and added to the remaining investment base for the current Term. For this purpose, the investment base starts with the amount applied to that Strategy at the start of the current Term. It is then reduced to pay for each withdrawal or charge that taken from the Strategy during the current Term. Index Change For this Strategy, Index Change is the increase or decrease in the price of the SPDR® Gold Shares ETF since the start of the Term. This increase or decrease is expressed as a percentage of the Index Value at the start of the Term. It is measured from the Index Value at the start of the Term to the Index Value at the last Market Close on or before the date that the Index Change is determined. Index Value For this Strategy, the Index Value is price of SPDR Gold Shares ETF for the last reported sale on the New York Stock Exchange Arca. It is determined at each Market Close. The Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. The Index Value at the end of a Term is its value at the final Market Close of that Term. Market Close A Market Close for this Strategy is the close of the core trading session on the New York Stock Exchange Arca on each day that is a Market Day. Vested Gain Vested Gain is the portion any positive Index Change for the Term that is taken into account when determining the value of the Strategy. For any day of a Term, the Vested Gain is equal to: 1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for the Term; multiplied by 2) the applicable vesting factor for that day; and then multiplied by 3) the remaining investment base for the current Term. The vesting factors are set out on the Contract Specifications page.

E1822817NW 2 Vested Loss Vested Loss is the portion any negative Index Change for the Term that is taken into account when determining the value of the Strategy. For any day of a Term, the Vested Index Loss is equal to: 1) any negative Index Change for the Term, after taking into account the Maximum Loss for each Term of this Strategy; multiplied by 2) the applicable vesting factor for that day; and then multiplied by 3) the remaining investment base for the current Term. The vesting factors are set out on the Contract Specifications page. Maximum Gain The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. We will set the Maximum Gain for each initial or renewal Term of this Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates. The Maximum Gain for each Term of this Strategy shall never be less than 1%. Maximum Loss The Maximum Loss is the most negative Index Change for a Term taken into account to determine a Vested Loss. The Maximum Loss for each Term of this Strategy is 10%. Bailout We will waive the Early Withdrawal Charge [and Market Value Adjustment] on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under this Strategy and either: 1) the Maximum Gain set for the next Term of this Strategy is less than the Bailout Trigger for the current Term; or 2) this Strategy will not be available for the next Term. If this waiver will apply to this Strategy at the end of the current Term, we will notify you in writing at least thirty (30) days before the current Term ends. You may elect a withdrawal under this provision by a Request in Good Order. Such a request must be received by us before the end of the current Term. This waiver will only apply to the amount held under this Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending a different date. You may not carry over any unused part of the waiver from one Term to the next. Bailout Trigger Each current Term of this Strategy has its own Bailout Trigger, even if no funds are held under this Strategy for that Term. The Bailout Trigger for one current Term of this Strategy may be different from the Bailout Trigger for another current Term of this Strategy that started on a different date. For a current Term, the Bailout for this Strategy is equal to the lowest of: 1) the initial Bailout Trigger of [3.00%]; or 2) the Bailout Trigger for the Term that ended on the date the current Term began; or 3) the Maximum Gain set for the current Term. If the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change. If the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.

E1822817NW 3 Index Information SPDR Gold Shares (GLD on the New York Stock Exchange Arca) is an exchange traded fund representing shares of a beneficial interest in the SPDR Gold Trust sponsored by World Gold Trust Services, LLC. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and its sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor. [S&P®, SPDR®, and STANDARD & POOR’S DEPOSITORY RECEIPTS® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (“SPDJI”) and sublicensed for certain purposes by Great American Life Insurance Company®. Great American Life Insurance Company’s products and this Interest Strategy are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of Great American Life Insurance Company’s products or any member of the public regarding the advisability of investing in securities generally or in Great American Life Insurance Company’s products or this Interest Strategy particularly. S&P Dow Jones Indices’ only relationship to Great American Life Insurance Company with respect to Great American Life Insurance Company’s products or this Interest Strategy is the licensing of certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. S&P Dow Jones Indices is not responsible for and has not participated in the determination of prices, and amounts of Great American Life Insurance Company’s products or the timing of the issuance or sale of Great American Life Insurance Company’s products or in the determination or calculation of the equation by which Great American Life Insurance Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Great American Life Insurance Company’s products or this Interest Strategy. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within this Interest Strategy is not a recommendation by S&P Dow Jones Indices to buy, sell or hold such security, nor is it considered to be investment advice. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY WITH RESPECT TO GREAT AMERICAN LIFE INSURANCE COMPANY’S PRODUCTS OR THIS INTEREST STRATEGY. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GREAT AMERICAN LIFE INSURANCE COMPANY®, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.] GAIN OR LOSS UNDER THIS CREDITING STRATEGY IS DETERMINED IN PART BASED ON THE SPDR GOLD SHARES ETF. HOWEVER, THIS CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY EQUITY INVESTMENTS.

E1822817NW 4 This is part of your Contract. It is not a separate contract. It changes the Contract only as and to the extent stated. In all cases of conflict with the other terms of the Contract, the provisions of this Endorsement shall control. Signed for us at our office as of the Contract Effective Date. [ ] [ ] [Mark F. Muething] [John P. Gruber] [Executive Vice President] [Secretary]